Exhibit 10.2

AMENDMENT NO. 1

TO

UNSECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 (this “Amendment”), dated as of February 14, 2023, to those certain Unsecured Convertible Promissory Notes (the “Second Notes”), issued by Arch Therapeutics, Inc., a Nevada corporation (the “Company”), to certain Holders pursuant to that certain Securities Purchase Agreement, dated July 6, 2022, by and among the Company and the signatories thereto (the “Holders”), as amended on January 18, 2023 (as amended, the “Securities Purchase Agreement”) is made by and among the Company and the Consenting Stockholders (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Consenting Stockholders desire to amend the Second Notes to extend the date for completion of the Uplist;

WHEREAS, pursuant to Section 4.3 of the Second Notes and Section 7(e) of the Securities Purchase Agreement, the Second Notes may be amended in a written instrument signed by the Company, the Lead Investor, and Holders which purchased at least 50% plus $1.00 of the Notes based on the initial Principal Amounts thereunder (the Lead Investor and such Holders, collectively the “Consenting Stockholders”); and

WHEREAS, the undersigned Holders constitute the Consenting Stockholders.

NOW, THEREFORE, in exchange for good and valuable consideration including, without limitation, the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.    Amendment to the Second Notes.

1.1    The Second Notes are hereby amended by deleting the words “by February 15, 2023” in Section 3.23 of the Second Notes and replacing such words with the following sentence in substitution therefor:

“by March 15, 2023”

2.    Miscellaneous.

2.1    Except as expressly amended by this Amendment, the terms and provisions of the Second Notes shall continue in full force and effect. No reference to this Amendment need be made in any instrument or document making reference to the Second Notes; any reference to the Second Notes in any such instrument or document shall be deemed a reference to the Second Notes as amended hereby. The Second Notes as amended hereby shall be binding upon the parties thereto and their respective assigns and successors.

2.2    This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada as such laws are applied to agreements between parties in Nevada.

2.3    This Amendment may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ARCH THERAPEUTICS, INC. By: Name: Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

By: Name: Title: